Exhibit 99.1

NEWS RELEASE

Siebel Systems Reports Third Quarter Financial Results

SAN MATEO, Calif.-October 15, 2003-Siebel Systems, Inc. (NASDAQ: SEBL), a leading provider of business applications software, today announced financial results for the quarter ended September 30, 2003, within the range of management guidance presented July 22, 2003, and consistent with preliminary financial results presented October 2, 2003.

Revenues for the third quarter of 2003 were $321.4 million. Revenues from license fees for the third quarter of 2003 were $110.0 million. Revenues from maintenance, consulting, and other services were $211.4 million.

The company's cash, cash equivalents, and short-term investments were $2.027 billion as of September 30, 2003, the net result of approximately $32 million in cash during the quarter offset by a reduction of $307 million from the redemption of convertible debt. The redemption of convertible debt eliminated substantially all of the company's debt as of September 30, 2003. Days sales outstanding in accounts receivable decreased to 53 days in the third quarter of 2003 versus 58 days in the second quarter of 2003.

Net loss for the third quarter of 2003, including restructuring and other charges, was $59.3 million, or ($0.12) per share. These charges relate to the company's previously announced restructuring and debt redemption. Net income for the third quarter of 2003, excluding restructuring and other charges, was $16.1 million, or $0.03 per share. 1 Restructuring and other charges for the third quarter of 2003 included:

  Restructuring and related charges of $107.2 million
  Debt retirement and associated costs of $10.7 million incurred in connection with the redemption of the company's $300 million convertible subordinated debentures
  A tax benefit associated with both of these charges of $42.5 million

With the completion of these restructuring activities, the company believes it is on track to achieve its previously stated goals of $30 million per quarter in savings in the fourth quarter of 2003 and $40 million per quarter in savings by the second half of 2004 as compared with Q2 2003 expenses prior to the initiation of this restructuring.

Siebel Systems to Acquire UpShot Corporation: Siebel Systems today announced that it has signed a definitive agreement to acquire UpShot Corporation, a pioneer in delivering hosted CRM service over the Internet, in a cash transaction valued at up to $70 million. Under the terms of the deal, $50 million will be paid in cash upon closing, with provision for an additional $20 million to be paid in earn-outs during 2003 and 2004. The board of directors of each company has approved the acquisition, which is subject to customary closing conditions. The acquisition is expected to accelerate Siebel Systems' penetration of the hosted CRM market and significantly expand customer choice in this market segment.

Siebel Systems Acquires Assets of Motiva, Inc.: Siebel Systems today also announced the acquisition of assets of Motiva Inc., a provider of enterprise incentive management (EIM) software. Siebel Systems is targeting availability for the enhanced integrated offering in the fourth quarter of 2003. The incorporation of Motiva's services-processing architecture will enable users of Siebel Incentive Compensation to handle a much broader variety of compensation plans with greater flexibility and increased performance. Gartner Group estimated the EIM market to be one of the few technology sectors to grow in 2002, and a recent Giga Information Group study predicted that the sector will continue to grow at a compound annual growth rate of 40 percent through 2005. The acquisition is expected to accelerate Siebel Systems' penetration of the EIM market and significantly expand customer choice in this market segment.

Siebel Systems Product, Technology, and Industry Leadership
Siebel Systems Expands New Product Strategy-CRM for Everyone: Siebel Systems launched its "CRM for Everyone" product strategy, which provides customers the reach and depth needed to make CRM pervasive throughout their organizations and partner ecosystems at the lowest total cost of ownership (TCO). CRM for Everyone also encompasses new products, including Siebel CRM OnDemand, the industry's first and only CRM offering built to combine hosted delivery and fee models in any combination; Siebel 7.7, the company's next release of its enterprise CRM suite; Siebel Analytics 7.7, a new and enhanced suite of customer analytics applications and platform; and new deployment options for Universal Application Network, which now supports both the .Net and J2EE platforms, as well as newly emerging Web Services standards for business process integration.

Siebel Systems and IBM Launch Siebel CRM OnDemand: Central to the CRM for Everyone product strategy, is Siebel CRM OnDemand, the industry's first and only hosted CRM solution that offers both seamless integration and automated migration to an on premise Siebel CRM application. Siebel Systems, together with IBM Corp., announced that the two companies will jointly develop, market, sell, deliver, and service Siebel CRM OnDemand. Designed for the on demand era, Siebel CRM OnDemand is as easy to use and configure as a Web site. It is a high-availability Internet utility that enables customers to start with a small CRM project, with practically zero start-up time, deploy rapidly, and grow the system as needs change over time. Individuals and companies can sign up for Siebel CRM OnDemand for a monthly subscription price of $70 per user at www.crmondemand.com.

Industry Analysts Agree: "(Siebel) introduced a very credible hosted CRM offering with bells and whistles not seen in this space before," said Denis Pombriant of Aberdeen Group. And according to an October 2, 2003, AMR Research Alert, "Based on the shared data model, Siebel CRM OnDemand should be put at the top of the list by companies that already have Siebel and are pursuing a hosted solution to augment it."

Siebel Systems Introduces New Customer Analytic Applications: Siebel Systems announced a number of new and expanded analytics products, including Siebel Analytics 7.7, a suite of enhanced customer analytic applications that includes new, guided analytics and business process integration, expanded vertical solutions, mobile functionality, and numerous analytic platform enhancements; Siebel Enterprise Analytic Platform 7.7, which provides customers new levels of business intelligence and insight across the enterprise; and an analytics partnership with IBM, which expands both companies' global strategic alliance to include a dedicated IBM Business Consulting Services team focused on Siebel Analytics Applications and the broader enterprise business intelligence marketplace.

Siebel Systems Builds Significant Partner Momentum for Universal Application Network: Siebel Systems announced extended relationships with industry-leading integration server vendors to further expand their commitment to building the Universal Application Network (UAN) ecosystem. The new expansion includes partnering with BEA Systems to deliver Siebel Business Integration Applications for the telecommunications, media and energy industries on BEA WebLogic Integration 8.1, as well as additional industry-specific business integration applications for the financial services industry, and other cross-industry applications. IBM and Siebel Systems also announced their expanded commitment to UAN with the product release of Siebel Business Integration Applications for the IBM WebSphere Business Integration platform. Finally, Siebel Systems and Microsoft are delivering support for UAN with Microsoft BizTalk Server, providing integration support for the .NET platform. By partnering with these integration server vendors, Siebel is delivering comprehensive, customer-driven business process integration solutions that aid customers in enabling the rapid and cost-effective deployment of cross-application, industry-specific business processes.

Quarterly Highlights
The following highlights were announced or occurred since Siebel Systems' last earnings statement:

Siebel Systems Secures New Customers: The company concluded new software licensing agreements with more than 126 new customers in the third quarter, including Allianz First Life Insurance Company; Bridgestone Europe NV; Burberry Spain, S.A.; Burlington Northern Santa Fe Corp.; CarsDirect.com Inc.; Dun & Bradstreet; Energaia, Agencia Municipal de Energia de Gaia; ENI SpA; e-Systems Corporation; Hershey Foods Corporation; Hewlett-Packard Colombia Ltda; Kraft Foods International Ltd.; Locus Telecommunication Inc. Ltd; LSI Logic Corporation; Pfizer Italia, SRL; Ritchie Bros. Auctioneers (Canada) Ltd.; Royal Caribbean Cruise Lines; Sabre, Inc.; Systems Research & Applications Corp.; Thomson Broadcast and Media Solutions Inc.; and US Patent and Trademark Office.

Siebel Systems Secures Repeat Orders: In the third quarter, the company concluded additional software licensing agreements with more than 191 existing customers, including Abbey National PLC; Agilent Technologies Inc.; Aspective Ltd.; Bally Gaming, Inc.; Bouygues Telecom; BT; Computer Network Technology Corp.; EDF Energy Plc; Honeywell ACS Industrial Solutions; La Poste; Lockheed Martin Corporation; Loews Ciniplex Corporation; Minnesota Mining and Manufacturing, Inc.; National Archives and Records Administration; Nokia Corp.; Safelight Glass Corporation; Siemens AG; Taldor Computer Systems; Teva Neuroscience, Inc.; The Capital Group Companies, Inc.; Trema (Europe) AB; T-Systems International GmbH; and XM Satellite Radio, Inc.

Customer Engagements
The company concluded new engagements with more than 126 new customers and expanded engagements at more than 191 existing customers, including the following:

Centers for Medicare and Medicaid Services (CMS), the largest health insurance provider in the United States, is extending its deployment of Siebel Healthcare across its 70 locations nationwide as part of its ongoing efforts to maximize its customer service and satisfaction. CMS is looking to its Siebel system to further improve its level of customer satisfaction as it works to unify the 76 call centers managed by nearly 40 different contractors and modernize its customer service systems. As part of its customer care solution, CMS also will deploy Siebel Reports Server, Siebel SmartScript, Siebel Advanced Search, Siebel Connector 7 for First Logic Libraries, Siebel Tools, Siebel FINS Analytics, Siebel Service Analytics, and Siebel Answers. CMS already has recognized early benefits from its Siebel deployment, including reduced training time, increased call agent productivity, and a reduction in "after call" work time.

DHL, a subsidiary of Deutsche Post World Net, and the world leader in global express and logistics services, has selected Siebel CRM applications for a global sales force automation (GSFA) solution serving more than 12,000 sales professionals across its international operations. DHL will use Siebel Sales to improve sales productivity and effectiveness by implementing sales best practices; reduce IT complexity and costs; and leverage a unified, real-time view of all customer interactions to expand revenue opportunities, improve the customer experience, and acquire and retain new customers. The comprehensive solution will advance Deutsche Post World Net's enterprise-wide value enhancement program (STAR) and will play an integral role in its 3-D initiative to become the world's premiere logistics provider by integrating its group companies-DHL, Danzas, and Deutsche Post Euro Express-into the "new DHL."

KeyCorp, one of the nation's largest bank-based financial services companies with assets of approximately $85 billion, has chosen Siebel Finance to provide technology that will support its ongoing initiatives to deepen client relationships and generate revenues. KeyCorp chose the Siebel solution to help integrate business processes, make better use of customer data analytics, and provide seamless information to its sales and service teams. KeyCorp has been a customer of Siebel Systems for two years.

Reuters, the global information company, has purchased an additional 300 user licenses of Siebel Communications and Media and upgraded 1,500 more to enable streamlined order management and business administration. Reuters has an existing worldwide Siebel capability on more than 4,000 user licenses that supports sales, service, help desk and client training. As part of a company-wide initiative, Reuters will build on these capabilities using Siebel Order Management and Universal Application Network to deliver its vision of automating the customer interaction from prospect to selling, ordering, fulfillment, and support-all within Siebel CRM applications-with increased customer service levels. Reuters will leverage Siebel's industry-specific solution, Siebel Communications and Media, to establish a strategic integration platform based on Universal Application Network that will initially integrate billing and order fulfillment.

South African Revenue Services, the tax, customs, and revenue collection arm of the government of South Africa, has selected Universal Application Network to integrate all tax payer systems and thus provide personnel with a single, comprehensive view of the taxpayer. The Siebel solution will build on South African Revenue Services' existing Siebel Call Center implementation and will integrate citizen-facing service applications with systems managing account balances, payment and receipts history, and imports/exports. The availability of comprehensive, real-time taxpayer information will enable South African Revenue Services to improve citizen service, operate more efficiently and immediately perform debt equalization to increase revenue collection.

Siebel Systems Receives Industry Accolades: CRM Magazine inducted Thomas M. Siebel into its CRM Hall of Fame and honored Siebel Systems with its Enterprise CRM Suite Award. The leading CRM business and technology journal inducted Mr. Siebel into its inaugural CRM Hall of Fame in ceremonies held in August 2003 at the DCI CRM Conference and Exposition in New York City. The award cited Mr. Siebel's achievements as Siebel Systems' founder, Chairman, and CEO and recognized his pioneering vision, strong leadership, and enduring commitment to innovation. In conjunction with the Hall of Fame ceremonies, CRM Magazine also named Siebel Systems the winner of its Enterprise CRM Suite Award, which ranked the CRM suites of leading vendors based on revenue, revenue growth, market share, customer wins, and reputation for customer service. The recognition reflects Siebel Systems' unique position as the CRM application vendor offering customers the deepest domain expertise, the lowest total cost of ownership, and the broadest reach of application functionality.

About Siebel Systems
Siebel Systems, Inc. is a leading provider of business applications software, enabling corporations to sell to, market to, and serve customers across multiple channels and lines of business. With more than 3,500 customer deployments worldwide, Siebel Systems provides organizations with a proven set of industry-specific best practices, CRM applications, and business processes, empowering them to consistently deliver superior customer experiences and establish more profitable customer relationships. Siebel Systems' sales and service facilities are located in more than 30 countries.

# # #
Investor Contact: Terry Lee Siebel Systems Investor Relations (650) 295-5656 Investor.relations@siebel.com	Media Contact: Burghardt Tenderich Siebel Systems Public Relations (650) 295-5455 PublicRelations@siebel.com

Siebel is a trademark of Siebel Systems, Inc. and may be registered in certain jurisdictions. All other product and company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. The future operating results of Siebel Systems, Inc. may differ from the results forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with financial, economic, political and other uncertainties, the eBusiness software applications market, the company's restructuring efforts, dependence on the Internet, new versions and new products and rapid technological change. Further information on potential factors that could affect the financial results of Siebel Systems, Inc. are included in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Siebel Systems assumes no obligation to update the information in this press release.

_______________________________________

1  The company's business is the license of eBusiness applications software, and the provision of related services. The company historically uses the non-GAAP financial measures of income discussed above and included in the attached supplemental consolidated statements of operations to evaluate internally and to report results of its business. Siebel Systems believes that these measures best allow its management and investors to understand its activities and potential activities with customers. Siebel Systems believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results, as well as comparability to similar companies in the company's industry, most of which present the same non-GAAP financial measures to investors.

The non-GAAP financial measures used within the company's earnings press release exclude the following items: (i) restructuring and related charges incurred during both 2002 and 2003, and (ii) retirement and associated costs incurred in connection with the repurchase of the company's $300 million convertible subordinated debentures in 2003, and (iii) compensation expense associated with the company's repurchase of certain out of the money stock options in 2002, and (iv) a tax benefit related to these items.

The repurchase of the company's convertible subordinated debentures represents the retirement of the only debentures ever issued by the company and is therefore an unusual charge. Since the company has no other such debt, it does not expect debt retirement charges to reoccur. As a result, the company believes that providing specific financial information on the costs of such retirement, as well as providing non-GAAP income measures that exclude such costs, best allows investors to understand both the costs and benefits of the debt retirement and the company's actual business activities during the quarter.

The repurchase of certain of the company's out of the money stock options in September 2002 represents the only time in the company's history that it repurchased stock options. The company has not repurchased any stock options subsequent to that date and does not currently have any plans to do so in the future. Accordingly, the company believes the compensation charge associated with this repurchase is an unusual charge. As a result, the company believes that providing specific financial information on the costs of such repurchase, as well as providing non-GAAP income measures that exclude such costs, best allows investors to understand both the costs and benefits of the stock option repurchase and the company's actual business activities during the quarter.

In the last two fiscal years, as the economy, and the information technology industry in particular, has gone through one of the most significant downturns in history, the company has incurred restructuring charges. Such restructurings in some cases have had a significant impact on the company's balance sheet, and company has always provided only GAAP balance sheet financial information. With respect to income statement financial measures, the company believes it is helpful to investors to present GAAP information that includes such charges, as well as non-GAAP financial information that excludes such charges. Since restructuring charges have occurred only periodically, and have not been directly linked to the level of the company's business activities in the quarter in which such charges occur, the company believes that it is helpful to investors, and for its internal analysis, to present non-GAAP income financial measures that exclude restructuring and present a clearer picture of customer license and service activity. The company continues to provide all required GAAP information and believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze the company's business.

Management believes that its non-GAAP financial measures provide an additional tool for investors to evaluate on-going operating results and trends. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

In computing the estimated per share impact of these charges on the company's earnings per share, the company included the dilutive impact of stock options and other common stock equivalents.

SIEBEL SYSTEMS, INC.
Consolidated Balance Sheets
 (In thousands, except per share data)

                                                                           December 31,      June 30,      September 30,
                                                                               2002            2003            2003
                                                                          -------------   -------------   -------------
Assets

Current assets:
   Cash and cash equivalents...........................................   $    667,511    $    643,416    $    545,001
   Short-term investments..............................................      1,494,093       1,658,335       1,481,959
                                                                          -------------   -------------   -------------
          Total cash, cash equivalents and short-term investments......      2,161,604       2,301,751       2,026,960

   Marketable equity securities........................................          4,613             349              93
   Accounts receivable, net............................................        275,764         214,640         188,694
   Deferred income taxes...............................................         96,518          95,120         123,006
   Prepaids and other..................................................         49,901          40,726          43,882
                                                                          -------------   -------------   -------------
          Total current assets.........................................      2,588,400       2,652,586       2,382,635

Property and equipment, net............................................        273,024         225,416         182,561
Goodwill...............................................................         80,949          81,968          82,129
Intangible assets, net.................................................         10,354           6,780           3,230
Other assets...........................................................         37,580          46,235          39,771
Deferred income taxes..................................................         42,711          42,711          42,711
                                                                          -------------   -------------   -------------
          Total assets.................................................   $  3,033,018    $  3,055,696    $  2,733,037
                                                                          =============   =============   =============

Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable....................................................   $     15,239    $      8,249    $     21,492
   Accrued expenses....................................................        319,622         301,052         288,785
   Restructuring obligations...........................................         42,703          33,464          56,166
   Deferred revenue....................................................        270,575         289,366         260,023
                                                                          -------------   -------------   -------------
          Total current liabilities....................................        648,139         632,131         626,466

Restructuring obligations, less current portion........................        111,845          77,708         123,591
Other long-term liabilities, less current portion......................         15,574          13,298          10,316
Convertible subordinated debentures....................................        300,000         300,000              --
                                                                          -------------   -------------   -------------
          Total liabilities............................................      1,075,558       1,023,137         760,373
                                                                          -------------   -------------   -------------

Commitments and contingencies

Stockholders' equity:
  Common stock; $0.001 par value; 2,000,000 shares authorized; 486,428
     493,568 and 494,667 shares issued and outstanding, respectively...            486             494             495
  Additional paid-in capital...........................................      1,486,612       1,523,998       1,529,313
  Deferred compensation................................................         (3,438)         (2,310)         (1,840)
  Accumulated other comprehensive income...............................         28,681          50,872          44,521
  Retained earnings....................................................        445,119         459,505         400,175
                                                                          -------------   -------------   -------------
          Total stockholders' equity...................................      1,957,460       2,032,559       1,972,664
                                                                          -------------   -------------   -------------
          Total liabilities and stockholders' equity...................   $  3,033,018    $  3,055,696    $  2,733,037
                                                                          =============   =============   =============

SIEBEL SYSTEMS, INC.
Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                   Three Months Ended      Nine Months Ended
                                                                     September 30,           September 30,
                                                                 ---------------------  -----------------------
                                                                    2002       2003         2002        2003
                                                                 ---------- ----------  ----------- -----------
Revenues:
   Software....................................................  $ 126,834  $ 110,003   $  542,990  $  331,989
   Professional services, maintenance and other................    230,328    211,429      697,581     655,497
                                                                 ---------- ----------  ----------- -----------
       Total revenues..........................................    357,162    321,432    1,240,571     987,486
                                                                 ---------- ----------  ----------- -----------
Cost of revenues:
   Software....................................................      6,011      5,974       16,588      14,963
   Professional services, maintenance and other................    143,603    120,489      399,797     372,142
                                                                 ---------- ----------  ----------- -----------
       Total cost of revenues..................................    149,614    126,463      416,385     387,105
                                                                 ---------- ----------  ----------- -----------
            Gross margin.......................................    207,548    194,969      824,186     600,381
                                                                 ---------- ----------  ----------- -----------
Operating expenses:
   Product development.........................................    104,254     71,432      273,173     226,177
   Sales and marketing.........................................    112,069     82,756      372,627     276,804
   General and administrative..................................     36,544     27,319       96,111      81,860
   Restructuring and related expenses..........................    109,383    104,767      109,383     105,041
                                                                 ---------- ----------  ----------- -----------
       Total operating expenses................................    362,250    286,274      851,294     689,882
                                                                 ---------- ----------  ----------- -----------
            Operating loss.....................................   (154,702)   (91,305)     (27,108)    (89,501)

Other income, net..............................................     10,831      9,313       30,731      29,987
Loss on early extinguishment of debt...........................         --    (10,711)          --     (10,711)
                                                                 ---------- ----------  ----------- -----------
            Income (loss) before income taxes..................   (143,871)   (92,703)       3,623     (70,225)
Income taxes (benefit).........................................    (51,793)   (33,373)       1,305     (25,281)
                                                                 ---------- ----------  ----------- -----------
            Net income (loss)..................................  $ (92,078) $ (59,330)  $    2,318  $  (44,944)
                                                                 ========== ==========  =========== ===========

Diluted net income (loss) per share............................  $   (0.19) $   (0.12)  $       --  $    (0.09)
                                                                 ========== ==========  =========== ===========
Shares used in diluted share computation.......................    477,660    493,933      523,580     490,049
                                                                 ========== ==========  =========== ===========

Basic net income (loss) per share..............................  $   (0.19) $   (0.12)  $       --  $    (0.09)
                                                                 ========== ==========  =========== ===========
Shares used in basic share computation.........................    477,660    493,933      473,565     490,049
                                                                 ========== ==========  =========== ===========

SIEBEL SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
 (In thousands)

                                                                                Nine Months Ended
                                                                                  September 30,
                                                                            ------------------------
                                                                                2002         2003
                                                                            ------------ -----------
Cash flows from operating activities:
   Net income (loss)....................................................... $     2,318  $  (44,944)
   Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Write-off of property and equipment abandoned in restructuring.......      18,962      17,506
      Write-off of acquired technology.....................................          --       2,449
      Loss on early extinguishment of debt.................................          --      10,711
      Compensation expense related to option repurchase shares.............      31,471          --
      Depreciation and amortization........................................     115,406     122,566
      Provision for doubtful accounts and sales returns....................      17,531       7,434
      Tax benefit from exercise of stock options...........................      10,000          --
      Deferred income taxes................................................         516     (25,423)
      Other, net...........................................................      (3,110)     (4,085)
      Changes in operating assets and liabilities:
         Accounts receivable...............................................      91,615      79,728
         Prepaids and other................................................       8,234      (1,062)
         Accounts payable and accrued expenses.............................     (39,458)    (26,353)
         Restructuring obligations.........................................      76,700      25,209
         Deferred revenue..................................................       9,640     (10,552)
                                                                            ------------ -----------
           Net cash provided by operating activities.......................     339,825     153,184
                                                                            ------------ -----------
Cash flows from investing activities:
   Purchases of property and equipment.....................................     (55,324)    (14,021)
   Sales (purchases) of short-term investments, net........................    (427,912)         79
   Other, net..............................................................       7,774       3,589
                                                                            ------------ -----------
           Net cash used in investing activities...........................    (475,462)    (10,353)
                                                                            ------------ -----------
Cash flows from financing activities:
   Proceeds from issuance of common stock, net of repurchases..............      80,268      41,127
   Proceeds from equipment financing.......................................      24,873          --
   Repurchase of convertible subordinated debentures.......................          --    (307,080)
   Payments of capital lease obligations...................................      (6,051)     (9,549)
   Proceeds from stockholder notes.........................................         422          --
                                                                            ------------ -----------
           Net cash provided by (used in) financing activities.............      99,512    (275,502)
                                                                            ------------ -----------
Effect of exchange rate fluctuations.......................................      10,161      10,161
                                                                            ------------ -----------
Change in cash and cash equivalents........................................     (25,964)   (122,510)
Cash and cash equivalents, beginning of period.............................     799,090     667,511
                                                                            ------------ -----------
Cash and cash equivalents, end of period................................... $   773,126  $  545,001
                                                                            ============ ===========

SIEBEL SYSTEMS, INC.
Supplemental Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                  Three Months Ended       Nine Months Ended
                                                                      September 30,          September 30,
                                                                 ---------------------  -----------------------
                                                                    2002       2003         2002        2003
                                                                 ---------- ----------  ----------- -----------
Revenues:
   Software....................................................  $ 126,834  $ 110,003   $  542,990  $  331,989
   Professional services, maintenance and other................    230,328    211,429      697,581     655,497
                                                                 ---------- ----------  ----------- -----------
       Total revenues..........................................    357,162    321,432    1,240,571     987,486
                                                                 ---------- ----------  ----------- -----------
Cost of revenues:
   Software....................................................      6,011      3,525       16,588      12,514
   Professional services, maintenance and other................    129,484    120,489      385,678     372,142
                                                                 ---------- ----------  ----------- -----------
       Total cost of revenues..................................    135,495    124,014      402,266     384,656
                                                                 ---------- ----------  ----------- -----------
            Gross margin.......................................    221,667    197,418      838,305     602,830
                                                                 ---------- ----------  ----------- -----------
Operating expenses:
   Product development.........................................     85,521     71,432      254,440     226,177
   Sales and marketing.........................................     99,837     82,756      360,395     276,804
   General and administrative..................................     26,749     27,319       86,316      81,860
                                                                 ---------- ----------  ----------- -----------
       Total operating expenses................................    212,107    181,507      701,151     584,841
                                                                 ---------- ----------  ----------- -----------
            Operating income...................................      9,560     15,911      137,154      17,989

Other income, net..............................................     10,831      9,313       30,731      29,987
                                                                 ---------- ----------  ----------- -----------
            Income before income taxes.........................     20,391     25,224      167,885      47,976
Income taxes)..................................................      7,341      9,081       60,439      17,271
                                                                 ---------- ----------  ----------- -----------
            Net income.........................................  $  13,050  $  16,143   $  107,446  $   30,705
                                                                 ========== ==========  =========== ===========

Diluted net income per share...................................  $    0.03  $    0.03   $     0.21  $     0.06
                                                                 ========== ==========  =========== ===========
Shares used in diluted share computation.......................    505,507    532,128      523,580     526,652
                                                                 ========== ==========  =========== ===========

Basic net income per share.....................................  $    0.03  $    0.03   $     0.23  $     0.06
                                                                 ========== ==========  =========== ===========
Shares used in basic share computation.........................    477,660    493,933      473,565     490,049
                                                                 ========== ==========  =========== ===========

SIEBEL SYSTEMS, INC.
Reconciliation of GAAP to Supplemental Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                                         Three Months Ended
                                                      -------------------------------------------------------------------------------------------
                                                                  September 30, 2002                            September 30, 2003
                                                      -------------------------------------------   ---------------------------------------------
                                                          GAAP                        Supplemental      GAAP                         Supplemental
                                                       Results (1)  Adjustments (2)     Results      Results (1)   Adjustments (3)     Results
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
Revenues:
   Software.........................................  $  126,834   $           --    $   126,834    $  110,003    $           --    $    110,003
   Professional services, maintenance and other.....     230,328               --        230,328       211,429                --         211,429
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
       Total revenues...............................     357,162               --        357,162       321,432                --         321,432
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
Cost of revenues:
   Software.........................................       6,011               --          6,011         5,974            (2,449)          3,525
   Professional services, maintenance and other.....     143,603          (14,119)       129,484       120,489                --         120,489
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
       Total cost of revenues.......................     149,614          (14,119)       135,495       126,463            (2,449)        124,014
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
            Gross margin............................     207,548           14,119        221,667       194,969             2,449         197,418
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
Operating expenses:
   Product development..............................     104,254          (18,733)        85,521        71,432                --          71,432
   Sales and marketing..............................     112,069          (12,232)        99,837        82,756                --          82,756
   General and administrative.......................      36,544           (9,795)        26,749        27,319                --          27,319
   Restructuring and related expenses...............     109,383         (109,383)            --       104,767          (104,767)             --
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
       Total operating expenses.....................     362,250         (150,143)       212,107       286,274          (104,767)        181,507
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
            Operating income (loss).................    (154,702)         164,262          9,560       (91,305)          107,216          15,911

Other income, net...................................      10,831               --         10,831         9,313                --           9,313
Loss on early extinguishment of debt................          --               --             --       (10,711)           10,711              --
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
            Income (loss) before income taxes.......    (143,871)         164,262         20,391       (92,703)          117,927          25,224
Income taxes (benefit)..............................     (51,793)          59,134          7,341       (33,373)           42,454           9,081
                                                      -----------  ---------------   ------------   -----------   ---------------   -------------
            Net income (loss).......................  $  (92,078)  $      105,128    $    13,050    $  (59,330)   $       75,473    $     16,143
                                                      ===========  ===============   ============   ===========   ===============   =============

Diluted net income (loss) per share.................  $    (0.19)                    $      0.03    $    (0.12)                     $       0.03
                                                      ===========                    ============   ===========                     =============
Shares used in diluted share computation............     477,660                         505,507       493,933                           532,128
                                                      ===========                    ============   ===========                     =============

Basic net income (loss) per share...................  $    (0.19)                    $      0.03    $    (0.12)                     $       0.03
                                                      ===========                    ============   ===========                     =============
Shares used in basic share computation..............     477,660                         477,660       493,933                           493,933
                                                      ===========                    ============   ===========                     =============

(1) Actual results of operations are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

(2) Adjustments of GAAP results to Non-GAAP supplementals reflect the elimination of charges related to (i) $109.4 million related to the Company's restructuring of its operations and an associated workforce reduction, and (ii) $54.9 million related to the company's repurchase of certain out of the money stock options, and (iii) a $59.1 million related tax benefit.

(3) Adjustments of GAAP results to Non-GAAP supplementals reflect the elimination of charges related to (i) $107.2 million related to the Company's restructuring of its operations and an associated workforce reduction, and (ii) debt retirement and associated costs of $10.7 million, and (iii) a $42.5 million related tax benefit.

SIEBEL SYSTEMS, INC.
Reconciliation of Actuals to Ongoing Basis Consolidated Statements of Operations
 (In thousands, except per share data)

                                                                                         Nine Months Ended
                                                      --------------------------------------------------------------------------------------
                                                                   September 30, 2002                           September 30, 2003
                                                      ------------------------------------------   -----------------------------------------
                                                          GAAP                       Supplemental     GAAP                       Supplemental
                                                       Results (1)   Adjustments (2)   Results      Results (1)  Adjustments (3)   Results
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
Revenues:
   Software.........................................  $   542,990    $          --   $  542,990    $  331,989   $           --   $  331,989
   Professional services, maintenance and other.....      697,581               --      697,581       655,497               --      655,497
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
       Total revenues...............................    1,240,571               --    1,240,571       987,486               --      987,486
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
Cost of revenues:
   Software.........................................       16,588               --       16,588        14,963           (2,449)      12,514
   Professional services, maintenance and other.....      399,797          (14,119)     385,678       372,142               --      372,142
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
       Total cost of revenues.......................      416,385          (14,119)     402,266       387,105           (2,449)     384,656
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
            Gross margin............................      824,186           14,119      838,305       600,381            2,449      602,830
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
Operating expenses:
   Product development..............................      273,173          (18,733)     254,440       226,177               --      226,177
   Sales and marketing..............................      372,627          (12,232)     360,395       276,804               --      276,804
   General and administrative.......................       96,111           (9,795)      86,316        81,860               --       81,860
   Restructuring and related expenses...............      109,383         (109,383)          --       105,041         (105,041)          --
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
       Total operating expenses.....................      851,294         (150,143)     701,151       689,882         (105,041)     584,841
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
            Operating income (loss).................      (27,108)         164,262      137,154       (89,501)         107,490       17,989

Other income, net...................................       30,731               --       30,731        29,987               --       29,987
Loss on early extinguishment of debt................           --               --           --       (10,711)          10,711           --
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
            Income (loss) before income taxes.......        3,623          164,262      167,885       (70,225)         118,201       47,976
Income taxes (benefit)..............................        1,305           59,134       60,439       (25,281)          42,552       17,271
                                                      ------------   --------------  -----------   -----------  ---------------  -----------
            Net income (loss).......................  $     2,318    $     105,128   $  107,446    $  (44,944)  $       75,649   $   30,705
                                                      ============   ==============  ===========   ===========  ===============  ===========

Diluted net income (loss) per share.................  $        --                    $     0.21    $    (0.09)                   $     0.06
                                                      ============                   ===========   ===========                   ===========
Shares used in diluted share computation............      523,580                       523,580       490,049                       526,652
                                                      ============                   ===========   ===========                   ===========

Basic net income (loss) per share...................  $        --                    $     0.23    $    (0.09)                   $     0.06
                                                      ============                   ===========   ===========                   ===========
Shares used in basic share computation..............      473,565                       473,565       490,049                       490,049
                                                      ============                   ===========   ===========                   ===========

(1) Actual results of operations are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

(2) Adjustments of GAAP results to Non-GAAP supplementals reflect the elimination of charges related to (i) $109.4 million related to the Company's restructuring of its operations and an associated workforce reduction, and (ii) $54.9 million related to the company's repurchase of certain out of the money stock options, and (iii) a $59.1 million related tax benefit.

(3) Adjustments of GAAP results to Non-GAAP supplementals reflect the elimination of charges related to (i) $107.5 million related to the Company's restructuring of its operations and an associated workforce reduction, and (ii) debt retirement and associated costs of $10.7 million, and (iii) a $42.6 million related tax benefit.